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EXHIBIT 10.1

                           Allis-Chalmers Corporation
                             7660 Woodway, Suite 200
                              Houston, Texas 77063





                                February 19, 2003



VIA FACSIMILE AND U.S. MAIL
---------------------------

Energy Spectrum Partners, LP
5956 Sherry Lane, Suite 900
Dallas, Texas  75225
Attention: Michael Tapp


         Re:         Modification of Series A Preferred Stock
                     ----------------------------------------

Gentlemen:

         Reference is made to the Certificate of Designation, Preferences and Rights (the "Certificate") of the Series A 10% Cumulative Convertible Preferred Stock (the "Preferred Stock") of Allis-Chalmers Corporation (the "Company") issued to Energy Spectrum Partners LP ("Energy Spectrum"). As partial inducement to Munawar and Jane Hidayatallah to continue to guarantee the obligations of the Company to its lenders and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Energy Spectrum hereby agrees:

                  (a) To recommend, vote for and approve the amendment and restatement (the "Amendment") of the Company's Certificate of Incorporation to define the "Conversion Price," as such term is defined in the Certificate, to be $.50 per share, subject to adjustment in accordance with Section 11(b) of the Certificate. The Amendment will require approval of the Company's stockholders and Energy Spectrum agrees to vote all shares of Preferred Stock and all shares of the Company's Common Stock (the "Common Stock") owned by it and its affiliates in favor of the Amendment;

                  (b) Until such time, if any, as the Amendment has been filed with Delaware Secretary of State and become effective (the "Effective Date"), Energy Spectrum agrees that upon tender of the Preferred Stock for conversion into Common Stock, the Conversion Price shall be $0.50 per share, subject to adjustment in the manner set forth in Section 11(b) of the Certificate); and

                  (c) In the event that Energy Spectrum transfers any shares of Preferred Stock prior to the Effective Date, Energy Spectrum agrees that as a pre-condition of such transfer Energy Spectrum shall obtain the written agreement of the transferee to be bound by the terms of this letter agreement to the same extent as Energy Spectrum.

         To indicate your agreement with the foregoing, please execute a copy of this letter and return it to the undersigned via fax (with the hard copy to follow by U.S. mail).

                                            Very truly yours,

                                            /s/ Munawar H. Hidayatallah

                                            Munawar H. Hidayatallah
                                            Chief Executive Officer


Agreed and Acknowledged:
Energy Spectrum Partners, LP


By: /s/ Thomas Whitener
    -----------------------------
Name: Thomas Whitener
Title: Chief Operating Officer